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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 2000, included in First Tennessee National Corporation's 1999 Annual Report to Shareholders, into the Company's 1999 Annual Report on Form 10-K, and previously filed registration statement file Nos. 33-8029, 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-58975,
33-63809, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01,
333-17457-02, 333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, and
333-92147 and to all references to our firm included therein.



Arthur Andersen LLP


Memphis, Tennessee
March 24, 2000